Exhibit 4.2

[Form of Preferred Stock Certificate]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR THE TRANSFER AGENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [ ] OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO [ ], OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, [ ] HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK AND MORE THAN ONE SERIES OF ITS CLASS OF PREFERRED STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

Incorporated under the laws of the State of Delaware, July 22, 2004

Certificate Number: [    ]

Initial Number of Shares of Series A Convertible Preferred Stock: [            ]

CUSIP [    ]

ISIN [            ]

ENTEROMEDICS INC.

EnteroMedics Inc. (the “Corporation”) hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] fully paid and non-assessable shares of the Corporation’s designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), transferable on the books and records of the Transfer Agent, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed or assigned and in proper form for transfer.

This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Sixth Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Corporation and any amendments thereto, including the provisions of the Certificate of Designation of Preferences, Rights and Limitations, dated [            ], as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations.

The shares of the Series A Preferred Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

Reference is hereby made to the provisions of the Series A Preferred Stock set forth in the Certificate of Designations, which provisions shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

[Unless the Transfer Agent has properly countersigned, these shares of the Series A Preferred Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.]

IN WITNESS WHEREOF the said Corporation has caused this Certificate to be signed by its duly authorized officers as of [            ].

By:
Name:
Title:

By:
Name:
Title:

COUNTERSIGNATURE

These are shares of the Series A Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Dated:

Wells Fargo Bank, N.A., as Transfer Agent

By:
Name:
Title: